Exhibit 5.1

COSÌ, INC. 1751 Lake Cook Road, Suite 600 Deerfield, Illinois 60015 Main Tel: (847) 597-8800 Main Fax: (847) 597-8884 Website: www.getcosi.com	Writer’s Direct Information Vicki J. Baue V. P. & General Counsel, CCO Direct Tel: (847) 597-8818 Direct Fax: (847) 580-4964 E-Mail: vbaue@getcosi.com

February 25, 2013
Cosi, Inc.
1751 Lake Cook Road, Suite 600
Deerfield, Illinois 60015

Re:           Registration Statement on Form S-8

Ladies and Gentlemen:

I have acted as counsel to Cosi, Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-8 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 1,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), to be issued by the Company pursuant to the Cosi, Inc. 2005 Omnibus Long-Term Incentive Plan (the “Plan”).

In rendering the opinions set forth below, I have examined and relied upon the originals, copies or specimens, certified or otherwise identified to my satisfaction, of the Registration Statement, the Plan and such certificates, corporate and public records, agreements and instruments and other documents as I have deemed appropriate as a basis for the opinions expressed below.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this letter as an exhibit to the Registration Statement.  In giving this consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.  This opinion is expressed as of the date of effectiveness of the Registration Statement unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after that date.

Very truly yours,

/s/ Vicki Baue

Vicki Baue, V. P. & General Counsel, CCO